Exhibit 16.1

[LETTERHEAD OF DELOITTE & TOUCHE LLP]

August 10, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Century Casino, Inc.'s Form 8-K dated August 10, 2020, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP